UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

November 20, 2014

Date of Report (date of Earliest Event Reported)

CHUMA HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53447	20-5893809
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

350 N. Glendale Avenue, Suite B#212
Glendale, CA 91206
 (Address of principal executive offices and zip code)
(702) 751-8455
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Share Exchange Agreement

On November 20, 2014, Chuma Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Paul Shively and Associates, Inc. (“PSA”), a Nevada corporation, and its sole stockholder, Mr. Paul Shively. The Company, PSA and Mr. Shively may collectively be referred to as “Parties”, or individually as, “Party”.

Under the Agreement, the Company acquired 100% of PSA’s issued and outstanding shares. In return, Mr. Shively, as the sole stockholder of PSA, received 1,790,000 shares of the Company’s common stock (the “Share Exchange”). As a result of the Share Exchange, PSA is now a wholly-owned subsidiary of the Company that will continue its operations in California’s legal cannabis industry.

Mr. Shively, PSA’s sole stockholder, is the Company’s Chief Financial Officer, Treasurer, and a member of the Board of Directors. Mr. Shively abstained when the Company’s Board of Directors voted to approve the Share Exchange with PSA. The Company and PSA, after considering PSA’s intellectual property, contracts, personnel, business plans, and projections, agreed on a valuation and then converted the value into shares of common stock using a conversion price derived directly from the Company’s recent financing activities with independent third parties.

PSA is a corporate compliance and administrative services entity focused upon servicing the legal cannabis industry operating in California. Among other things, PSA assists legal cannabis industry participants with bookkeeping, tax planning, payroll, human resources, and compliance services. PSA has its own clients and legal and owns proprietary trade information that the Company deems to be of significant value. Examples include PSA’s client database and legal cannabis industry compliance materials.

Item 9.01

Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 9.01(a) of Form 8-K. In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K within 71 days after the required filing date for this Current Report.

(b) Pro Forma Financial Information.

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Item 9.01(b) of Form 8-K. In accordance with Item 9.01(b)(2) of Form 8-K, such financial information will be filed by amendment to this Form 8-K within 71 days after the required filing date for this Current Report.

(d) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.

Description.

99.1

Press release dated November 21, 2014.

99.2

Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                  CANNAMED CORPORATION

Date: November 21, 2014                                                                                                                                                                                                                      By:/s/ Jordan Shapiro

                                                                                                                                                                                                                                                          Jordan Shapiro

                                                                                                                                                                                                                                                          Chief Executive Officer